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                                                                    Exhibit 23.2






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-4 of Armor Holdings, Inc. of our report dated March 30, 2003 relating to the consolidated financial statements, which appear in Armor Holdings Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



PricewaterhouseCoopers LLP


Jacksonville, Florida
November 6, 2003